EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), James E. Levine, the Chief Executive Officer of Verenium Corporation (the “Company”), and Jeffrey G. Black, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: April 1, 2013

/S/ JAMES E. LEVINE	/S/ JEFFREY G. BLACK
James E. Levine	Jeffrey G. Black
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filling of Verenium Corporation under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.